Exhibit 10.9

PLEDGE AND SECURITY AGREEMENT

dated as of August 7, 2023

among

PURPLE INNOVATION, LLC,

PURPLE INNOVATION, INC.

and

INTELLIBED, LLC,

as Grantors,

and

CALLODINE COMMERCIAL FINANCE, LLC,

as the Administrative Agent

i

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of August 7, 2023 (this “Agreement”), is made by each of the Grantors referred to below, in favor of Callodine Commercial Finance, LLC (“Callodine”), in its capacity as administrative agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns in such capacity, if any, the “Administrative Agent”).

RECITALS:

WHEREAS, PURPLE INNOVATION, INC., a Delaware corporation (“Holdings”), PURPLE INNOVATION, LLC, a Delaware limited liability company (the “Company”), each subsidiary of Holdings listed as a “Borrower” on the signature pages thereto (together with the Company and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), INTELLIBED, LLC, a Delaware limited liability company (“Intellibed”, together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively with Holdings and Intellibed, the “Guarantors,” and together with the Borrowers and each other Person that executes a supplement hereto and becomes an “Additional Grantor” hereunder, each a “Grantor” and collectively, the “Grantors”), the lenders from time to time party thereto (each a “Term Loan Lender” and collectively, the “Term Loan Lenders”) and the Administrative Agent are parties to that certain Term Loan Credit Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Term Loan Lenders have agreed to make certain term loans, together with other credit extensions described therein, to the Borrowers (each a “Term Loan” and collectively, the “Term Loans”);

WHEREAS, it is a condition precedent to the Term Loan Lenders making the Term Loans to the Borrowers that each Grantor shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a pledge of and security interest in (a) the outstanding Equity Interests (as defined in the Credit Agreement) and indebtedness from time to time owned by such Grantor, and (b) substantially all other personal property and fixtures of such Grantor;

WHEREAS, the Grantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Administrative Agent and the Term Loan Lenders to make and maintain the Term Loans and to provide other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors hereby jointly and severally agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

Section 1 Definitions.

(a) All capitalized terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the UCC on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Administrative Agent may otherwise determine; provided further that, if by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority; provided still further, for purposes of the definition of Excluded Assets, “UCC” shall mean the Uniform Commercial Code of any applicable jurisdiction.

(b) The following terms shall have the respective meanings provided for in the UCC: “Accounts,” “Account Debtor,” “Cash Proceeds,” “Certificate of Title,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Record,” “Security Account,” “Software,” “Supporting Obligations” and “Tangible Chattel Paper.”

(c) Reference is hereby made to Section 1.02 of the Credit Agreement, the terms of which are hereby incorporated by reference herein as if fully set forth herein.

(d) As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Additional Collateral” has the meaning specified therefor in Section 4(a) hereof.

“Certificated Entities” has the meaning specified therefor in Section 5(q) hereof.

“Copyrights” means any and all rights in any published and unpublished works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule II hereto, (iii) all reissues, renewals, continuations, extensions, restorations and reversions thereof, (iv) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (v) the right to sue for past, present, and future infringements thereof, (vi) rights and privileges arising under applicable Law with respect to each Grantor’s use of such copyrights and (vii) all of each Grantor’s rights corresponding thereto throughout the world.

“Excluded Assets” (a) To the extent that applicable law requires that a Subsidiary of any Grantor issue nominee or directors’ qualifying shares, such nominee or qualifying shares, (b) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use”, “Declaration of Use”, “Amendment to Allege Use” or similar notice and/or filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability, or result in the voiding, of such intent-to-use trademark application or any registration issuing therefrom under applicable Law, (c) other assets to the extent Administrative Agent determines in its sole judgment that the cost of obtaining such pledge or security interest is excess in relation to the benefit thereof, (d) any Equity Interest of any Excluded Subsidiary acquired, owned or otherwise held directly or indirectly by any Grantor; provided, that, 65% of the Voting Equity Interests and 100% of the non-voting Equity Interests of any such Excluded Subsidiary directly owned by such Grantor may be pledged as Collateral and shall not, for the avoidance of doubt, be deemed to be Excluded Assets, (e) governmental licenses or state or local franchises, charters and authorizations to the extent that the Administrative Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization not obtained, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or was created in contemplation of the grant of security hereunder and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (f) any of such Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (i) has been waived, (ii) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including any Debtor Relief Laws) or principles of equity or (iii) was created in contemplation of the grant of security hereunder (for the avoidance of doubt, liens incurred under Section 8.02(i) of the Credit Agreement shall be deemed to not have been created in contemplation of the grant of security hereunder); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, (g) any property of any Grantor, to the extent that any applicable Law or Governmental Authority prohibits the creation of a Lien thereon or such creation would require a consent of any Governmental Authority or any other Person under applicable law (other than any Grantor) that has not been obtained (it being understood that there shall be no requirement to obtain such consent, approval, license or authorization), in each case to the extent the applicable prohibition or requirement for consent is not rendered ineffective pursuant to applicable provisions of the UCC or other applicable law and was not created in contemplation of the grant of security hereunder, (h) any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and (i) any particular assets if, and for so long as, in each case, agreed by the Administrative Agent, the cost of creating or perfecting such pledges or security interests in such assets exceed the practical benefits to be obtained by the Secured Parties therefrom; provided, however, that Excluded Assets shall not include any Proceeds of property described in clauses (a) through (i) above (unless such Proceeds are also described in such clauses). Notwithstanding the foregoing, no asset included in the Borrowing Base as reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent shall constitute an “Excluded Asset”.

“Existing Issuers” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Goodwill” means the goodwill connected with a Person’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the other Intellectual Property in which such Person has any interest, (ii) all know-how, trade secrets, customer and supplier lists, technology, proprietary information, inventions (whether or not patentable), methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill, and (iii) all product lines of such Person’s business.

“Intellectual Property” means any and all Patents, Copyrights, Licenses, Trade Secrets, Trademarks and Goodwill.

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date in accordance with the Credit Agreement and this Agreement confirming or effecting the grant of any Lien on Patents, Trademarks and/or Copyrights owned by any Grantor, substantially in the form of Exhibit B hereto.

“Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses, distribution agreements or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule III hereto, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Administrative Agent’s and the Term Loan Lenders’ rights under the Loan Documents.

“Patents” means patents and patent applications (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including the patents and patent applications listed on Schedule IV hereto, together with any and all (i) rights and privileges arising under applicable Law with respect to use of any patents, (ii) inventions and improvements described and claimed therein, (ii) continuations, divisionals, continuations-in-part, extensions, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) income, fees, royalties, damages, claims and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) rights corresponding thereto throughout the world.

“Pledged Debt” means the indebtedness described in Schedule X hereto and all indebtedness from time to time owned or acquired by a Grantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Pledged Shares” means (a) the shares of Equity Interests described in Schedule XI hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule XI (the “Existing Issuers”), (b) the shares of Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Rolling Stock” means all trucks, trailers and tractors, wherever located, owned by, and used in the ordinary course of business of, the Grantors, but excluding any such property which is being held for resale or is leased to the Grantors.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

“Trade Secrets” means, with respect to any Person, all of such Person’s right, title and interest in and to the following: (a) any and all confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections, in each case, that constitutes a trade secret under applicable law and derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons able to obtain economic value from its disclosure or use; (b) all rights to sue for past, present or future infringements thereof, and (c) all rights corresponding to any of the foregoing throughout the world.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, slogans, sound marks, registered service marks, brand names, certification marks, collective marks, uniform resource locations (URL’s), domain names, logos, symbols, trade dress, assumed names, corporate names, fictitious names and service mark applications, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof) including the registrations and applications listed on Schedule V hereto, together with (i) all extensions, divisions, modifications and renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, (v) all rights and privileges arising under applicable Law with respect to each Grantors use of any trademarks and (v) all of each Grantor’s rights corresponding thereto throughout the world.

Section 2 Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations, each Grantor hereby pledges and collaterally assigns to the Administrative Agent (and its agents and designees), and grants to the Administrative Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Goods, including, without limitation, all Equipment (including Rolling Stock), Fixtures and Inventory (including work in progress and raw materials);

(c) all Chattel Paper (whether tangible or electronic);

(d) the Commercial Tort Claims specified on Schedule IX;

(e) all Deposit Accounts, Securities Accounts, Commodities Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Administrative Agent or any Term Loan Lender or any affiliate, representative, agent or correspondent of the Administrative Agent or any Term Loan Lender;

(f) all Documents;

(g) all General Intangibles (including, without limitation, all Payment Intangibles);

(h) all Intellectual Property and Licenses, together with all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof;

(i) all Instruments (including, without limitation, Promissory Notes);

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Money, cash and cash equivalents;

(m) all Pledged Interests;

(n) all Supporting Obligations;

(o) all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(p) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, any Excluded Assets; provided, however, that if and when any asset shall cease to be an Excluded Asset, a Lien on and security interest in such property shall immediately be deemed granted hereunder.

Section 3 Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of (i) the Obligations, and (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article XII of the Credit Agreement or under any other Guarantee to which it is a party, with respect to such Obligations; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

Section 4 Delivery of the Pledged Interests.

(a) Subject to the terms of the Intercreditor Agreement, the Grantors shall deliver to the Administrative Agent all promissory notes currently evidencing the Pledged Debt with a face value in excess of $100,000 individually or in the aggregate and, subject to the Post-Closing Agreement, all certificates currently representing the Pledged Shares on or prior to the execution and delivery of this Agreement. Subject to the terms of the Intercreditor Agreement, the Grantors shall deliver to the Administrative Agent all other promissory notes and Instruments with a face value in excess of $100,000 individually or in the aggregate, and certificates constituting Pledged Interests from time to time required to be pledged to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement (the “Additional Collateral”) promptly upon, but in any event within five (5) Business Days of, receipt thereof by or on behalf of any of the Grantors. Subject to the terms of the Intercreditor Agreement, all such promissory notes, certificates and Instruments shall be held by or on behalf of the Administrative Agent pursuant hereto and the Grantors shall deliver all such promissory notes, certificates and Instruments required to be delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Administrative Agent. If any Pledged Interests consist of uncertificated securities, unless the last sentence of this clause (a) is applicable thereto, such Grantor shall cause each issuer of such securities to agree that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by such Grantor and such Grantor shall not permit any issuer of such Pledged Interests to (i) enter into any agreement with any Person, other than the Administrative Agent or any holder of a Permitted Lien that is party to the Intercreditor Agreement or another intercreditor agreement acceptable to the Administrative Agent, whereby such issuer effectively delivers “control” of such partnership interest or limited liability company interest (as applicable) under the UCC to such Person, or (ii) allow such partnership interest or limited liability company interest (as applicable) to become a “security” within the meaning of Article 8 of the UCC unless such Grantor certificates such security and complies with the procedures set forth in Section 6(n). If any Pledged Interest of any Grantor is or shall become represented by an uncertificated security (as such term is defined in the UCC), such Grantor shall not consent to or permit the issuer thereof to take any action to grant “control” (within the meaning of Section 8-106 of the UCC) thereof to any person other than the Administrative Agent or Revolving Agent, as applicable. Subject to the terms of the Intercreditor Agreement, each Grantor that is an issuer of any uncertificated Pledged Interest described in this Section 4(a)(i) hereby agrees to comply with all instructions from the Administrative Agent without further consent of the registered owner thereof. Subject to the terms of the Intercreditor Agreement, if any Pledged Interests consist of security entitlements, such Grantor shall transfer such security entitlements to the Administrative Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Administrative Agent without further consent by such Grantor.

(i) Within five (5) Business Days of the receipt by a Grantor of any Additional Collateral, such Grantor shall deliver to the Administrative Agent a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Credit Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules X and XI hereto, as applicable. Each Grantor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(b) If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends or distributions payable in cash (except such dividends and/or distributions permitted to be retained by any such Grantor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Administrative Agent and the Revolving Agent, shall segregate it from such Grantor’s other property and, subject to the terms of the Intercreditor Agreement, shall deliver it forthwith to the Administrative Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations.

(c) The Grantors agree that the pledge of the shares of Equity Interests of any Pledged Issuer who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Administrative Agent, which pledge agreements will provide for the pledge of such shares of Equity Interests in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Equity Interests, the Administrative Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Equity Interests.

Section 5 Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the state or jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists.

(b) There is no pending or, to the knowledge of any Grantor, threatened action, suit, proceeding, claim or dispute before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or any arbitrator, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Administrative Agent of any of its rights or remedies hereunder.

(c) All Equipment, Fixtures, Inventory and other Goods now existing are, and all Equipment, Fixtures, Inventory and other Goods hereafter existing will be, located at the addresses specified therefor in Schedule VI hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 6(b)), except with respect to assets out for processing in the Ordinary Course of Business, in transit in the Ordinary Course of Business, items out for repair in the Ordinary Course of Business or in the possession of an employee in the Ordinary Course of Business or intended for personal use (including laptops and cell phones). Each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule VI hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule VII hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule V hereto is (i) a complete and correct list of each trade name used by each Grantor and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral within five years of the date hereof.

(d) As of the Closing Date, (i) Schedule II provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule III provides a complete and correct list of all material Licenses entered into by any Grantor; (iii) Schedule IV provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule V provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(e) (A) To the knowledge of each Grantor, such Grantor owns, or holds licenses in, or otherwise possesses legally enforceable rights in, all Intellectual Property that is reasonably necessary to the operation of its business as currently conducted, or (B) each Grantor is the sole and exclusive owner or valid licensee of Intellectual Property (free and clear of any Liens) used by it and, except for Intellectual Property licensed on a non-exclusive basis, has sole and exclusive rights to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which such Intellectual Property are currently being used, sold, licensed or distributed.

(i) No claims with respect to the Intellectual Property rights of any Grantor are pending or, to the knowledge of any Grantor, threatened against any Grantor or, to the knowledge of any Grantor, any other Person, (i) alleging that the manufacture, sale, licensing or use of any Intellectual Property as now manufactured, sold, licensed or used by any Grantor or any third party infringes on, or misappropriates or otherwise violates any intellectual property rights of any third party, (ii) against the use by any Grantor or any third party of any Intellectual Property or technology, know-how or computer software or (iii) challenging the ownership by any Grantor, or the validity or effectiveness, of any such Intellectual Property.

(f) No Grantor has infringed on, or misappropriated or violated, any intellectual property rights of any third party and none of the Intellectual Property rights of any Grantor infringes on, or misappropriates or otherwise violates, any intellectual property rights of any third party. No Grantor is aware of any third party claim that any of its Intellectual Property is invalid or unenforceable, challenging such Grantor’s rights to such Intellectual Property or any valid basis for such claims.

(g) All registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary to the conduct of its business are valid, subsisting and enforceable and have at all times been in compliance in all material respects with all laws, rules, regulations, and orders of any Governmental Authority applicable thereto.

(h) Each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets owned by such Grantor that are necessary in the business of such Grantor.

(i) Other than software which by the terms of its own license explicitly permits the licensee to distribute the software together with other commercial programs with no restrictions on such Grantor’s ability to charge fees for such distribution and with no restriction on such Grantor’s right to receive payments for transfer of its Intellectual Property, no open source or public library software, including any version of any software licensed pursuant to any GNU public license, is, in whole or in part, embodied or incorporated, in any manner, in any Grantor’s software products that are licensed or distributed by any Grantor. No open source or public library software licensed pursuant to any GNU public license which requires any Grantor to license such Grantor’s software products to third parties, or any other license which requires any Grantor to license such Grantor’s software products to third parties, is embodied or incorporated, in any manner, in any Grantor’s source code.

(j) The Existing Issuers set forth in Schedule XI identified as a Subsidiary of a Grantor are each such Grantor’s only Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights except as set forth on Schedule XI hereto. Except as noted in Schedule XI hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests constituting Pledged Interests will be duly authorized and validly issued and, to the extent applicable, fully paid and nonassessable.

(k) The promissory notes currently evidencing the Pledged Debt, if any, have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, to the applicable Grantor’s knowledge, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(l) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien, other than those that will be released on the Closing Date.

(m) The exercise by the Administrative Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties (other than as set forth in this Agreement).

(n) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Administrative Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally, or, in each case, as required under the UCC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral in the United States, except (A) for the filing under the UCC as in effect in the applicable jurisdiction of the financing statements described in Schedule VIII hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of the appropriate Grant of a Security Interest, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Administrative Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (D) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Securities Accounts, Commodities Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (E) the Administrative Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), and (E), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(o) This Agreement creates a legal, valid and enforceable security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations. The compliance with the Perfection Requirements will result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests to the extent required under this Agreement, subject in priority only to the Permitted Liens that, pursuant to the definition of the term “Permitted Liens,” are not prohibited from being prior to the Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, and the recording of such instruments of assignment described above. Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken, except for (i) the Administrative Agent’s having possession of all Instruments, Documents, Chattel Paper and cash constituting Collateral after the date hereof, (ii) the Administrative Agent’s having control of all Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting Collateral after the date hereof, (iii) the submission of an appropriate application requesting that the Lien of the Administrative Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral and (iv) the other filings and recordations and actions described in Section 5(n) hereof.

(p) As of the date hereof, no Grantor holds any Commercial Tort Claims or is aware of any such pending claims, except for such claims described in Schedule IX.

(q) (i) With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company and whose partnership interests or membership interests, as applicable, are evidenced by a certificate, each such Person has irrevocably opted into (and has caused each of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the UCC (collectively, the “Certificated Entities”). Such interests are securities for purposes of Article 8 of any relevant UCC. (ii) With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company and is not a Certificated Entity, the partnership interests or membership interests of each such Person is not (A) dealt in or traded on securities exchanges or in securities markets, (B) securities for purposes of Article 8 of any relevant UCC, (C) investment company securities within the meaning of Section 8-103 of any relevant UCC and (D) evidenced by a certificate. Such partnership interests or membership interests constitute General Intangibles.

(r) With respect to each Grantor’s Credit Card Receivables included in any Borrowing Base Certificate as being Eligible Credit Card Receivables (except as disclosed therein (specifically or by exclusion of any such Credit Card Receivable from the Borrowing Base)), all such Credit Card Receivables are Eligible Credit Card Receivables as of the date of such Borrowing Base Certificate. In addition, with respect to all of its Credit Card Receivables included in any Borrowing Base Certificate as being Eligible Credit Card Receivables, except as disclosed in writing to the Administrative Agent (specifically or by exclusion of any such Credit Card Receivable from the Borrowing Base), (A) the amounts shown on all invoices, statements and the most recent Borrowing Base Certificate with respect thereto are owing to such Grantor as indicated thereon and are not in any way contingent and (B) payments that have been made thereon have been promptly delivered to a Controlled Deposit Account to the extent required pursuant to Section 4.04 of the Credit Agreement.

Section 6 Covenants as to the Collateral. So long as any of the Secured Obligations (whether or not due) shall remain unpaid (other than contingent obligations for which no claim has been asserted), unless the Administrative Agent shall otherwise consent in writing:

(a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Administrative Agent may reasonably request in order (i) to, subject to the Intercreditor Agreement and except as otherwise permitted by this Agreement, perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby (including with respect to jurisdictions outside of the United States of America, any state thereof and the District of Colombia, to the extent reasonably requested by the Administrative Agent), and to take commercially reasonable efforts to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder or under the Credit Agreement or other Loan Documents; (ii) to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and Instruments with a face value in excess of $100,000 individually or in the aggregate, Licenses and, at the request of the Administrative Agent, all of its Records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper with a face value in excess of $100,000 individually or in the aggregate, subject to the Intercreditor Agreement, delivering and pledging to the Administrative Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to United States pending or registered Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that the Administrative Agent may request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail, (G) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim which exceeds $100,000, promptly notifying the Administrative Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Administrative Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Administrative Agent, (H) upon the acquisition after the date hereof by any Grantor of any Titled Collateral (other than Equipment that is subject to a purchase money security interest permitted by Section 8.02(i) of the Credit Agreement), immediately notifying the Administrative Agent of such acquisition, setting forth a description of the Titled Collateral acquired and a good faith estimate of the current value of such Titled Collateral, and if so requested by the Administrative Agent, immediately causing the Administrative Agent to be listed as the lienholder on such Certificate of Title or certificate of ownership and delivering evidence of the same to the Administrative Agent, and (I) taking all actions required by law in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall take or fail to take any action which would in any manner impair the validity or enforceability of the Administrative Agent’s security interest in and Lien on any Collateral.

(b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than Equipment and Inventory sold in the Ordinary Course of Business in accordance with Section 6(h) hereof, Inventory out for processing in the Ordinary Course of Business, in transit in the Ordinary Course of Business, out for repair in the Ordinary Course of Business, in the possession of an employee in the Ordinary Course of Business or intended for personal use (including laptops and cell phones)) at the locations specified in Schedule VI hereto or, upon not less than thirty (30) days’ prior written notice to the Administrative Agent accompanied by a new Schedule VI hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect (or other locations approved by the Administrative Agent in writing); provided that (i) all action has been taken to grant to the Administrative Agent a perfected, first priority security interest in such Equipment and Inventory (subject in priority only to Permitted Liens identified in clauses (c), (d), (i), (j), (n) and (o) of Section 8.02 of the Credit Agreement), and (ii) the Administrative Agent’s rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby.

(c) Condition of Equipment. Each Grantor will maintain or cause the Equipment which is necessary or useful in the proper conduct of its business to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment promptly after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Administrative Agent may reasonably request to such end. Each Grantor will promptly furnish to the Administrative Agent a statement describing in reasonable detail any loss or damage in excess of $250,000 individually or in the aggregate to any Equipment.

(d) Taxes, Etc. Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Credit Agreement.

(e) Insurance. Each Grantor will, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Credit Agreement. Each Grantor will, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate insurance policies and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor will also, at the request of the Administrative Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, if an Event of Default has occurred and is continuing, at the Administrative Agent’s direction, will) take such action as such Grantor (or, if applicable, the Administrative Agent) may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of a notice from the Administrative Agent that the Administrative Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(d) hereof. In addition, upon the occurrence and during the continuance of an Event of Default, other than in the ordinary course of business consistent with its past practice and in amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

(ii) Upon the occurrence and during the continuance of any breach or default under any material License by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Administrative Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) if an Event of Default has occurred and is continuing, no Grantor will, without the prior written consent of the Administrative Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) each Grantor will, upon written instructions from the Administrative Agent and at such Grantor’s expense, take such action as the Administrative Agent may deem reasonably necessary or advisable in respect thereof.

(iii) Each Grantor will, at its expense, promptly deliver to the Administrative Agent a copy of each notice or other communication received by it by which any other party to any material License (A) declares a breach or default by a Grantor of any material term thereunder, (B) terminates such License or (C) purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(iv) Each Grantor will exercise promptly and diligently each and every right which it may have under each License (other than any right of termination) that is necessary in the conduct of such Grantor’s business and will duly perform and observe in all respects all of its obligations under each such License and will take all action necessary to maintain such Licenses in full force and effect. No Grantor will, without the prior written consent of the Administrative Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any License that is necessary in the conduct of such Grantor’s business.

(g) Provisions Concerning the Pledged Interests. Each Grantor will

(i) at the Grantors’ joint and several expense, promptly deliver to the Administrative Agent a copy of each material notice or other communication received by it in respect of the Pledged Interests;

(ii) at the Grantors’ joint and several expense, defend the Administrative Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person;

(iii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests (other than as permitted under the Loan Documents); and

(iv) not vote the Pledged Interests to approve or permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, except to the extent required by the Organizational Documents of the Borrower and not prohibited by the Credit Agreement, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests.

(h) Transfers and Other Liens.

(i) Except to the extent expressly permitted by Section 8.05 of the Credit Agreement, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

(ii) Except to the extent expressly permitted by Section 8.02 of the Credit Agreement, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

(i) Intellectual Property.

(i) Upon the request of the Administrative Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Administrative Agent one or more Intellectual Property Security Agreements to further evidence the Administrative Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

(ii) Each Grantor shall promptly notify the Administrative Agent of any infringement, misappropriation, or dilution of such Grantor’s Intellectual Property or if any application for or registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office has become abandoned or dedicated to the public, or of any determination by a Governmental Authority (including the determination by the United States Patent and Trademark Office, the United States Copyright Office, or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, except, in each case, to the extent such abandonment or dedication to the public is permitted by Section 8.05(f)(ii) of the Credit Agreement, or to keep and maintain the same, and shall have the duty, with respect to Intellectual Property that is necessary in the conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense such Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any such trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any such patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Trade Secrets, Patents, Copyrights, Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 6(i)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Grantor’s business.

(iii) Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Licenses of any Grantor. Without limiting the generality of this Section 6(i)(iii), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable and documented out-of-pocket fees and expenses of attorneys and other professionals) shall be for the sole account of Borrowers and shall be chargeable to the Loan Account.

(iv) Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the conduct of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the Grantors.

(v) On each date on which financial statements are delivered by Borrowers pursuant to Section 7.01 of the Credit Agreement, each Grantor shall provide the Administrative Agent with a written report of all new Patents or Trademarks that are registered or the subject of pending applications for registrations, and of all Licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to the Administrative Agent on each date on which financial statements are delivered by Borrowers pursuant to Section 7.01 of the Credit Agreement supplemental schedules to the applicable Loan Documents to identify such Patent and Trademark registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Licenses as being subject to the security interests created thereunder.

(vi) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving the Administrative Agent written notice thereof at least three (3) Business Days prior to such filing and complying with Section 6(i)(i). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify (but without duplication of any notice required by Section 6(i)(v)) the Administrative Agent of such registration by delivering, or causing to be delivered, to the Administrative Agent, documentation sufficient for the Administrative Agent to perfect the Administrative Agent’s Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) notify the Administrative Agent of such acquisition and deliver, or cause to be delivered, to the Administrative Agent, documentation sufficient for the Administrative Agent to perfect the Administrative Agent’s Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights.

(vii) Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, and the validity or enforceability of, the Intellectual Property that is necessary in the conduct of such Grantor’s business, including, as applicable (A) maintaining and pursuing each such application for, and obtaining and maintain the registration of each such Patent, Trademark and Copyright (now or hereafter existing) (including, as applicable, by filing applications for renewal, affidavits of use, affidavits of noncontestibility and initiating opposition and interference and cancellation proceedings against third parties), (B) protecting the secrecy and confidentiality of such confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (C) taking actions reasonably necessary to ensure that no such trade secret falls into the public domain; and (D) protecting the secrecy and confidentiality of the source code of all such software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions.

(viii) No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to the Administrative Agent (and any transferees thereof). In addition, at any time when an Event of Default exists and is continuing, following the written request of the Administrative Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary for the assignment for the benefit of the Administrative Agent of any License held by such Grantor in the United States to enable the Administrative Agent to lawfully enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the United States under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(ix) Without limiting any of the foregoing, if any Grantor shall at any time after the Closing Date, obtain any ownership or licensee rights in, to or under any additional Intellectual Property constituting Collateral, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically be deemed Collateral and shall be subject to the security interest created by this Agreement, without further action by any party.

(j) Deposit, Commodities and Securities Accounts. Subject to the Post-Closing Agreement, on or prior to the date hereof, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule VII hereto (other than Excluded Deposit Accounts) to execute and deliver to the Administrative Agent (or its designee) a Control Agreement, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Administrative Agent, pursuant to which such institution shall irrevocably agree, among other things, that (i) it will, subject to the Intercreditor Agreement or the applicable Control Agreement, comply at any time with the instructions originated by the Administrative Agent (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Administrative Agent (or its designee) will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest (subject to the Intercreditor Agreement) in favor of the Administrative Agent (or its designee), (iii) any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived or subordinated as against the Administrative Agent (or its designee), and (iv) upon receipt of written notice from the Administrative Agent during the continuance of an Event of Default, subject to the Intercreditor Agreement or the applicable Control Agreement, such bank or financial institution shall immediately send to the Administrative Agent (or its designee) by wire transfer (to such account as the Administrative Agent (or its designee) shall specify, or in such other manner as the Administrative Agent (or its designee) shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Administrative Agent, no Grantor shall make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule VII hereto. The provisions of this Section 6(j) shall not apply to Excluded Deposit Accounts. Upon the occurrence and during the continuance of a Dominion Trigger Period, the Administrative Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions party to a Control Agreement to send immediately to the Administrative Agent or its designated agent by wire transfer (to such account as the Administrative Agent shall specify, or in such other manner as the Administrative Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Subject to the Intercreditor Agreement, any such securities, cash, investments and other items so received by the Administrative Agent or its designated agent shall (in the sole and absolute discretion of the Administrative Agent) be held as additional Collateral for the Obligations. This Section 6(j) shall in no way limit the provisions of Section 4.04 of the Credit Agreement.

(k) Titled Collateral. As of the Closing Date, no Grantor owns any Titled Collateral, except as set forth on Schedule XII. If any Grantor shall at any time acquire any Titled Collateral after the Closing Date, such Grantor shall promptly notify the Administrative Agent thereof. At the request of the Administrative Agent, the Grantors shall (i) cause all Titled Collateral which under applicable law is required to be registered, to be properly registered in the name of such Grantor, (ii) cause all Titled Collateral, to be properly titled in the name of such Grantor, and if requested by the Administrative Agent, with the Administrative Agent’s Lien noted thereon and (iii) if requested by the Administrative Agent and subject to the Intercreditor Agreement, promptly deliver to the Administrative Agent (or its custodian) originals of all such Certificates of Title or certificates of ownership for such Titled Collateral, with the Administrative Agent’s Lien noted thereon, and take such other actions as may be reasonably required by the Administrative Agent.

(l) Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Administrative Agent may request in order for the Administrative Agent to obtain control in accordance with the UCC with respect to the following Collateral: (i) Deposit Accounts and Securities Accounts, (ii) Electronic Chattel Paper, (iii) Investment Property and (iv) Letter-of-Credit Rights with a face value in excess of $100,000 individually or in the aggregate. Each Grantor hereby acknowledges and agrees that any agent or designee of the Administrative Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(m) Records; Inspection and Reporting.

(i) Each Grantor shall keep adequate records concerning the Accounts, Chattel Paper and Pledged Interests. Each Grantor shall permit the Administrative Agent, or any agents or representatives thereof or such professionals or other Persons as the Administrative Agent may designate, upon reasonable notice and during normal business hours, (A) to examine and make copies of and abstracts from such Grantor’s books and records, (B) to visit and inspect such Grantor’s properties, (C) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantor from time to time, (D) to conduct audits, physical counts, appraisals and/or valuations, Phase I and Phase II Environmental Site Assessments or examinations at the locations of such Grantor and (E) to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case as provided in and subject to the restrictions of the Credit Agreement, including, without limitation, Section 7.10 thereof.

(ii) Except as otherwise expressly permitted by Section 8.04 of the Credit Agreement, no Grantor shall, without the prior written consent of the Administrative Agent, change (A) its name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule VI hereto. Each Grantor shall promptly notify the Administrative Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

(n) Partnership and Limited Liability Company Interest. Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and, subject to the Intercreditor Agreement, delivered to the Administrative Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant UCC, (iii) become an investment company security within the meaning of Section 8-103 of any relevant UCC or (iv) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

Section 7  Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; provided, however, that (A) each Grantor will give the Administrative Agent at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Administrative Agent’s Lien; and (B) none of the Grantors will exercise or refrain from exercising any such right, as the case may be, if the Administrative Agent gives a Grantor notice that, in the Administrative Agent’s judgment, such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Administrative Agent’s Lien; and

(ii) each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Credit Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Credit Agreement, shall be, and shall forthwith be delivered to the Administrative Agent, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of the Administrative Agent and the Revolving Agent, shall be segregated from the other property or funds of the Grantors, and shall be forthwith, subject to the Intercreditor Agreement, delivered to the Administrative Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

(iii) the Administrative Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b) Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default:

(i) all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii) the Administrative Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Administrative Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Administrative Agent (or its designee) without any duty of inquiry;

(iii) without limiting the generality of the foregoing, the Administrative Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv) all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Administrative Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations.

Section 8 Additional Provisions Concerning the Collateral.

(a) Each of the Grantors shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent a Lien Waiver with respect to (i) each bailee with which such Grantor keeps Inventory or other assets as of the Closing Date with a fair market value in excess of $100,000 and (ii) to the extent required by the Administrative Agent, each landlord which leases real property (and the accompanying facilities) to any of the Grantors as of the Closing Date. If any Grantor shall cause to be delivered Inventory or other personal property in excess of $100,000 in fair market value to any bailee after the Closing Date, such Grantor shall use commercially reasonable efforts to cause such bailee to sign a Lien Waiver. Such requirement may be waived at the option of the Administrative Agent. If any Grantor shall lease any real property or facilities and the value of property of such Grantor located at such leased real property is in excess of $100,000 in fair market value after the Closing Date, such Grantor shall use commercially reasonable efforts to cause the landlord in respect of such leased property or facilities to sign a Lien Waiver. Such requirement may be waived at the option of the Administrative Agent.

(b) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Administrative Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office (including, without limitation, filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreements) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Administrative Agent in United States issued, registered and applied for Patents, Trademarks and Copyrights (in each case, solely to the extent constituting Collateral), as applicable, and naming such Grantor as debtor and the Administrative Agent as secured party), (ii) authorizes the Administrative Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Administrative Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the UCC or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Administrative Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies available to the Administrative Agent under any other agreement, at law, in equity, or otherwise, and in all cases without any requirement that any notice be delivered to any Person (except as explicitly set forth in clause (vii) below), subject to the Intercreditor Agreement, (i) the Administrative Agent in its sole discretion shall have the right to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to the Credit Agreement, (ii) the Administrative Agent in its sole discretion shall have the right to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) the Administrative Agent in its sole discretion shall have the right to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) the Administrative Agent shall have the sole and exclusive right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Interests and other Investment Property and make application thereof to the Secured Obligations in the manner set forth in Section 9.03 of the Credit Agreement, (v) the Administrative Agent shall have the sole and exclusive right (but shall be under no obligation) to register any or all of the Pledged Interests and other Investment Property in the name of the Administrative Agent or its nominee, (vi) all rights of each Grantor to exercise or refrain from exercising the voting, corporate, consensual and other rights and privileges pertaining to the Pledged Interests and other Investment Property to which such Grantor would otherwise be entitled shall automatically cease and become vested in the Administrative Agent, (vii) upon concurrent notice to any Grantor, the Administrative Agent or its nominee shall have (except to the extent, if any, specifically waived in each instance by the Administrative Agent in writing in its sole discretion) the sole and exclusive right to exercise or refrain from exercising, but under no circumstances is the Administrative Agent obligated by the terms of this Agreement or otherwise to exercise, (x) all voting, corporate, consensual and other rights and privileges pertaining to the Pledged Interests and other Investment Property, whether at any meeting of shareholders (or members, partners or other comparable body, as applicable) of the relevant Pledged Issuer or Pledged Issuers, by written consent in lieu of a meeting or otherwise, and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Interests and other Investment Property as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Pledged Interests or other Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Pledged Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to the Pledged Interests or other Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests or other Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine in its sole discretion), all without liability except to account for property actually received by the Administrative Agent, but the Administrative Agent shall have no duty to any Grantor or any other Person to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, (viii) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Administrative Agent and the Term Loan Lenders with respect to any Collateral, (ix) the Administrative Agent in its sole discretion shall have the right to execute assignments, licenses and other documents to enforce the rights of the Administrative Agent and the Term Loan Lenders with respect to any Collateral, (x) the Administrative Agent in its sole discretion shall have the right to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in their respective sole discretion, and such payments made by the Administrative Agent to become Obligations of such Grantor, due and payable immediately without demand, (xi) the Administrative Agent in its sole discretion shall have the right to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral, (xii) the Administrative Agent in its sole discretion shall have the right to execute (to the extent necessary under applicable Law) on behalf of any Grantor any document (including any document required by the United States Trademark and Patent Office, the United States Copyright Office, or domain name registrar) to effect an assignment or sale of all right, title and interest in any of such Grantor’s Intellectual Property constituting Collateral, and record the same and (xiii) the Administrative Agent in its sole discretion shall have the right to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Interests or with securities intermediaries holding Pledged Interests as may be necessary or advisable to give the Administrative Agent control over such Pledged Interests in accordance with the terms hereof. The Administrative Agent may exercise any such rights or privileges with respect to one or more of the Grantors at the same or different times, may waive any such rights or privileges in its sole discretion in part without suspending all such rights (as specified by the Administrative Agent in its sole discretion), and may temporarily waive any such rights or privileges in its sole discretion without waiving or otherwise affecting the Administrative Agent’s right to exercise any such rights or privileges at any other time so long as an Event of Default has occurred and is continuing. Each Grantor hereby appoints the Administrative Agent as such Grantor’s true and lawful attorney-in-fact, with full power of substitution, and grants to the Administrative Agent this IRREVOCABLE PROXY, to vote all or any part of the Pledged Interests and other Investment Property from time to time following the occurrence and during the continuance of an Event of Default, in each case in any manner the Administrative Agent deems advisable in its sole discretion for or against any or all matters submitted, or which may be submitted, to a vote of shareholders (including holders of any capital stock of any Pledged Issuer), partners or members, as the case may be, and to exercise all other rights, powers, privileges and remedies to which any such shareholders (including holders of any capital stock of any Pledged Issuer), partners or members would be entitled (including, without limitation, giving or withholding written consents of holders of capital stock of any Pledged Issuer, calling special meetings of the holders of the capital stock of any Pledged Issuer and voting at such meetings). The power-of-attorney and irrevocable proxy granted hereby are effective automatically upon the occurrence and during the continuance of an Event of Default without the necessity that any action (including, without limitation, that any transfer of any of the Pledged Interests or other Investment Property be recorded on the books and records of the relevant Pledged Issuer or that any of the Pledged Interests or other Investment Property be registered in the name of the Administrative Agent or any other Person) be taken by any Person (including the Pledged Issuer of the relevant Pledged Interests or other Investment Property or any officer or agent thereof), are coupled with an interest and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of each relevant Grantor, and shall terminate only upon the occurrence of Payment in Full.

(d) For the purpose of enabling the Administrative Agent to exercise rights and remedies hereunder, at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (i) grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license (exercisable without payment of royalty or other compensation to any Grantor) access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Administrative Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor. In connection with the foregoing, each Grantor hereby irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise its rights and remedies hereunder with respect to any Grantor’s Intellectual Property constituting Collateral and sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein. The exercise of rights and remedies hereunder by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (d). Each Grantor hereby releases the Administrative Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Administrative Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Administrative Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(e) If any Grantor fails to perform any agreement or obligation contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Administrative Agent, and the expenses of the Administrative Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and shall be secured by the Collateral.

(f) The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters. The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

(g) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(h) The Administrative Agent may at any time in its discretion at any time an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, (i) without notice to any Grantor, transfer or register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

(i) Without limiting any rights the Administrative Agent or any other Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the Collateral (or any other exercise of remedies by the Administrative Agent, including under this Section 8), the Administrative Agent or any other Person (including any Grantor) acting with the consent, or on behalf, of the Administrative Agent, shall have the right to use properties and assets of the Grantors that do not constitute Collateral, each of the foregoing in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the any Grantor’s business), store or otherwise deal with the Collateral, in each case without notice to, the involvement of or interference by or liability to any Grantor or any of their creditors. The Administrative Agent shall not be obligated to pay any amounts for or in respect of the use by the Administrative Agent or any other Person (including any Grantor) acting with the consent, or on behalf, of the Administrative Agent, of any properties and assets of the Grantors pursuant to this Section 8(i).

Section 9 Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Administrative Agent’s name or into the name of its nominee or nominees (to the extent the Administrative Agent has not theretofore done so) and thereafter receive, for the benefit of the Administrative Agent and the Term Loan Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place or places to be designated by the Administrative Agent that is reasonably convenient to both parties, and the Administrative Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Administrative Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may reasonably deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Administrative Agent may reasonably deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Administrative Agent and the Term Loan Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Administrative Agent shall be made without warranty, (ii) the Administrative Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Administrative Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Administrative Agent (on behalf of itself and the Term Loan Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to any Grantor from the Administrative Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Administrative Agent may, at any time and from time to time, upon ten (10) days’ prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its reasonable discretion determine; and (iii) the Administrative Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Each Grantor recognizes that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Administrative Agent may, in such event, bid for the purchase of such securities.

(c) Any cash held by the Administrative Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Administrative Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10 hereof) in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect, consistent with the provisions of the Credit Agreement and the Intercreditor Agreement. Any surplus of such cash or Cash Proceeds held by the Administrative Agent (or its agent or designee) and remaining after Payment in Full, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent and the Term Loan Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable out-of-pocket fees, costs, expenses and other client charges of any attorneys employed by the Administrative Agent to collect such deficiency.

(e) Each Grantor hereby acknowledges that if the Administrative Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(f) The Administrative Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Administrative Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(g) The Grantors irrevocably and unconditionally:

(i) consent to the appointment of pre-judgment and/or post-judgment receivers with all of the same powers that would otherwise be available to the Grantors, including, but not limited to the power to (A) hold, manage, control or dispose of the Collateral wherever located, (B) take any action with respect to the Collateral to the maximum extent permitted by law and (C) conduct a public or private sale of any or all of the Secured Parties’ right, title and interest in and to such Collateral, including any disposition of the Collateral to the Administrative Agent in exchange for cancellation of all or a portion of the Obligations;

(ii) consent that any such receiver can be appointed without a hearing or prior notice to the Grantors;

(iii) agrees not to oppose or otherwise interfere (directly or indirectly) with any effort by Administrative Agent to seek the appointment of a receiver;

(iv) waives any right to demand that a bond be posted in connection with the appointment of any such receiver; and

(v) waives any right to appeal the entry of an order authorizing the appointment of a receiver.

Section 10 Indemnity and Expenses. Each Grantor agrees that the Administrative Agent shall be entitled to reimbursement of expenses pursuant to Section 11.04 of the Credit Agreement, which is incorporated herein, mutatis mutandis, as if a part hereof, with each reference to the “Borrowers” or “Loan Parties” deemed to be a reference to the Grantors. The obligations in this Section 10 shall survive repayment of the Obligations.

Section 11  Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Credit Agreement.

Section 12  Security Interest Absolute; Joint and Several Obligations.

(a) All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations other than Payment in Full. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

(b) Each Grantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any of the Borrowers, (iii) notice of any actions taken by the Administrative Agent, any Term Loan Lender, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that the Administrative Agent or any Term Loan Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.

(c) All of the obligations of the Grantors hereunder are joint and several. The Administrative Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Administrative Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Administrative Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

Section 13 Miscellaneous.

(a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor affected thereby and the Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until Payment in Full and (ii) be binding on each Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the UCC, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent, and any such assignment or transfer shall be null and void.

(d) Upon the occurrence of Payment in Full, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Administrative Agent will, upon the Grantors’ request and at the Grantors’ expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

(e) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-XI attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-XI, respectively, hereto, and the Administrative Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. EACH GRANTOR (i) GRANTS SUCH WAIVER AND CONSENTS KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (ii) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE ADMINISTRATIVE AGENT AND THE TERM LOAN LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE ADMINISTRATIVE AGENT AND TERM LOAN LENDERS TO MAKE (AND COMMIT TO MAKE) THE TERM LOANS TO THE BORROWERS, AND (iii) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE ADMINISTRATIVE AGENT OR TERM LOAN LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.

(i) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 11.14, 11.15 and 11.16 of the Credit Agreement, mutatis mutandis.

(j) Each Grantor and the Administrative Agent irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(k) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

Section 14 Intercreditor Agreement.

(a) Notwithstanding any other provision contained herein, this Agreement is subject in all respects to the provisions of the Intercreditor Agreement, including without limitation, the Liens created hereby and the exercise of any rights, remedies, duties or obligations provided for herein or the application of proceeds (including insurance and condemnation proceeds) of any Collateral.

(b) Notwithstanding anything herein to the contrary, with respect to the ABL Priority Collateral, until the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), any obligation of any Grantor hereunder or under any other Collateral Document with respect to the delivery of any ABL Priority Collateral shall be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the ABL Collateral Documents (as defined in the Intercreditor Agreement).

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IN WITNESS WHEREOF, each Grantor and the Administrative Agent has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

PURPLE INNOVATION, LLC

By:	/s/ Bennett Nussbaum
	Name:	Bennett Nussbaum
	Title:	Chief Financial Officer and Treasurer

PURPLE INNOVATION, INC.

By:	/s/ Bennett Nussbaum
	Name:	Bennett Nussbaum
	Title:	Chief Financial Officer and Treasurer

INTELLIBED, LLC

By:	/s/ Casey K. McGarvey
	Name:	Casey K. McGarvey
	Title:	President, Treasurer and Secretary

ADMINISTRATIVE AGENT:

CALLODINE COMMERCIAL FINANCE, LLC,
as Administrative Agent

By:	/s/ Michael Watson
	Name:	Michael Watson
	Title:	Managing Director

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